Exhibit 99.1

Press Release: TransCode Therapeutics Announces 1-for-28 Reverse Stock Split

May 2, 2025

Split designed to achieve compliance with Nasdaq minimum bid price requirements

BOSTON, May 2, 2025 (/PRNewswire/) -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ) (“TransCode” or the “Company”), the RNA Oncology Company™ committed to more effectively treating cancer using RNA therapeutics, today announced that its Board of Directors has approved a 1-for-28 reverse stock split. The reverse stock split was approved by TransCode’s stockholders on May 2, 2025, and is intended to increase the per share trading price of the Company's common stock to enable the Company to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The 1-for-28 reverse stock split will automatically convert twenty-eight current shares of TransCode’s common stock into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number. The reverse split will reduce the number of shares of common stock outstanding from 23,341,336 shares to approximately 833,620 shares. Proportional adjustments also will be made to the exercise prices of TransCode’s outstanding stock options and warrants, and to the number of shares issued and issuable under TransCode’s stock incentive plans.

Vstock Transfer LLC will act as the exchange agent for the reverse stock split. Stockholders of record are not required to take any action to receive post-split shares in book-entry. Stockholders owning shares through a bank, broker, custodian or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the holding entity’s particular processes; such stockholders will not be required to take any action in connection with the reverse stock split. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split than those for registered stockholders. If a stockholder holds shares of common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee for more information.

The effective date of the reverse stock split has not yet been determined and will be announced by the Company at least two business days prior to its implementation.

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The Company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of other first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the Company’s expectations regarding the effect of the reverse stock split and its continued listing on Nasdaq. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

For more information, please contact:

TransCode Therapeutics, Inc.
Tania Montgomery-Hammon, VP of Business Development
tania.montgomery@transcodetherapeutics.com